UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2015

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2015, Rollins, Inc. (the “Company”), the Company’s Board of Directors elected Eddie Northen as the Company’s Chief Financial Officer and Treasurer, effective May 1, 2015. Northen will replace Harry Cynkus, Senior Vice President, Chief Financial Officer and Treasurer, who, as previously reported by the Company, earlier announced his plans to retire after 17 years with the Company.

Mr. Northen, 50, joined UPS in 1985 and brings a wealth of tax, risk management and audit experience, as well as strong international knowledge to Rollins. Most recently, he was Vice President of International Finance & Accounting – Global Business Services for UPS. Previously, he was CFO of UPS' Asia Pacific Region based in Hong Kong, and he served as Vice President of Finance in UPS’ Pacific and West Regions.

Upon the commencement of his employment as CFO, Mr. Northen will receive an annual salary of $350,000 and be eligible to participate in the Company’s Performance-Based Incentive Cash Compensation Plan for Executive Officers. His target bonus for 2015 under this plan will be 47 percent of his base salary, prorated for the 11/12 portion of 2015 during which he is expected to be employed with the Company. Mr. Northen also participates in the Company’s 2008 Stock Incentive Plan, and on April 28, 2015 received an inaugural, one-time restricted stock award covering 15,000 shares. The restricted stock will vest one-fifth annually beginning on the second anniversary of the grant date. Mr. Northen will be eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as all other Company employees. The Company will also provide Mr. Northen with use of a company car and other perquisites comparable to other high-level Rollins executives.

There are no family relationships between Mr. Northen and any director or executive officer of the Company and there are no transactions between Mr. Northen and the Company that would be reportable under Item 404(a) of Regulation S-K.

The full text of the press release announcing Mr. Northen’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release Dated April 28, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: April 28, 2015	By:	/s/ Harry J. Cynkus
	Name:	Harry J. Cynkus
	Title:	Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

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